UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Mattress Firm Holding Corp., a Delaware corporation (the “Company”), entered into a Second Amendment to Employment Agreement with Ken Murphy, the Company’s Co-Chief Operating Officer, effective September 10, 2015.  The amendment changes Mr. Murphy’s title to President.  No other terms of Mr. Murphy’s Employment Agreement were modified.  The amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company entered into a First Amendment to Employment Agreement with Rob Killgore, the Company’s Co-Chief Operating Officer, effective September 10, 2015.  The amendment changes Mr. Killgore’s title to Chief Operating Officer and, effective September 10, 2015, increases Mr. Killgore’s base salary to $500,000 per year.  No other terms of Mr. Killgore’s Employment Agreement were modified.  The amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Company entered into a First Amendment to Employment Agreement with Dale Carlsen, the Company’s President and Chief Strategy Officer, effective September 10, 2015.  The amendment changes Mr. Carlsen’s title to Executive Vice Chairman and Chief Philanthropy Officer.  No other material terms of Mr. Carlsen’s Employment Agreement were modified.  The amendment is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.02                   Results of Operations and Financial Condition.

On September 11, 2015, the Company announced financial results for the fiscal 2015 second quarter (13 weeks) ended August 4, 2015. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 to the Company’s Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2015, the Company announced the promotions of Mr. Ken Murphy to the position of President of the Company, Mr. Rob Killgore to the position of Chief Operating Officer of the Company and Mr. Dale Carlsen to the position of Executive Vice Chairman and Chief Philanthropy Officer of the Company.  These promotions are effective September 10, 2015. The press release containing the foregoing announcement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Mr. Murphy served as the Company’s Chief Operating Officer until October 20, 2014, when the acquisition of The Sleep Train, Inc., a California corporation and former competitor of the Company (“Sleep Train”), was consummated. At such time, Mr. Murphy became the Co-Chief Operating Officer of the Company.  Mr. Murphy previously served as the Company’s Executive Vice President, Sales and Operations from January 15, 2012 until January 2014, after holding various positions within Mattress Firm since 2005, including National Vice President of Sales, Director of Training and Recruiting, Vice President of Field and Talent Management and Regional Vice President of Sales. From 2003 to 2005, Mr. Murphy was as an account manager at Sealy. Mr. Murphy is also currently serving on the Stephen F. Austin University General Business Advisory Board.

There is no arrangement or understanding between Mr. Murphy and any other person pursuant to which Mr. Murphy was selected as an officer of the Company.  There are no transactions involving Mr. Murphy requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

For a description of the amendment to the employment arrangement entered into with Mr. Murphy, please refer to the disclosure under Item 1.01 Entry into a Material Definitive Agreement above.

Since October 20, 2014, Mr. Killgore has served as the Company’s Co-Chief Operating Officer, in connection with the Company’s acquisition of Sleep Train. Mr. Killgore joined Sleep Train in 1986. He served as the company’s executive vice president of sales and marketing until 2011, when he assumed the role of chief operating officer.

There is no arrangement or understanding between Mr. Killgore and any other person pursuant to which Mr. Killgore was selected as an officer of the Company.  Except as set forth below, there are no transactions involving Mr. Killgore requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

For a description of the amendment to the employment arrangement entered into with Mr. Killgore, please refer to the disclosure under Item 1.01 Entry into a Material Definitive Agreement above.

Mr. Carlsen became the Company’s President and Chief Strategy Officer on October 20, 2014, in connection with the consummation of the Company’s acquisition of Sleep Train. He also serves as a director and Vice Chairman of the Board of Directors of the Company.  Mr. Carlsen founded Sleep Train in 1985 and served as its chief executive officer since the company’s formation. Mr. Carlsen entered the industry in 1980, while still in college, working for California Mattress Company, a Lady Americana manufacturer. He also serves as a director of Ticket to Dream Foundation, a public charitable foundation supporting foster children and other charitable causes.

There is no arrangement or understanding between Mr. Carlsen and any other person pursuant to which Mr. Carlsen was selected as an officer of the Company.

As disclosed in the Company’s 2015 Annual Stockholder Meeting proxy statement, filed with the SEC on April 10, 2015 (the “Proxy Statement”), on October 20, 2014, the Company indirectly acquired all of the outstanding shares of Sleep Train for a total purchase price of $425 million, subject to customary post-closing adjustments. In connection with the acquisition, Mr. Carlsen, who beneficially owned 58.37% of the outstanding shares of Sleep Train prior to the transaction, became the Company’s President and Chief Strategy Officer, and Mr. Killgore, who beneficially owned 3% of the outstanding shares of Sleep Train prior to the transaction, became the Company’s Co-Chief Operating Officer. Additionally, as partial consideration for the purchase of their shares of Sleep Train, the stockholders of Sleep Train received an aggregate of 745,147 shares of the Company’s common stock.

As disclosed in the Company’s Proxy Statement, in December 15, 2010 and January 1, 2012, Sleep Train entered into commercial lease agreements for office buildings located at 2205 Plaza Drive, Rocklin, CA and 2204 Plaza Drive, Rocklin, CA, respectively. The landlord of both properties is Cabernet Sunsets, LLC, a California limited liability company of which Mr. Carlsen beneficially owns approximately 55.5%. The leases, the terms of which were entered into several years prior to the consummation of the Sleep Train acquisition by the Company, have ten year terms and minimum monthly rent obligations that are marginally above current market rates. Annual minimum rent for fiscal year 2014 was $485,197.80, in the aggregate, for both leases. Of this amount, Mr. Carlsen held an interest in approximately $269,284.78, on a gross profits basis. As these commercial lease agreements were ongoing related party transactions at the time of the Sleep Train acquisition, the Audit Committee reviewed the terms of the transactions and determined that such are not inconsistent with the Company’s best interests to an extent requiring termination of the leases.

As disclosed in the Company’s Proxy Statement, Mr. Carlsen holds a minority interest in a limited liability company that holds a minority ownership interest, of less than 5%, in the Sacramento Kings National Basketball Association team. The Company’s subsidiary, The Sleep Train, Inc., has a sponsorship agreement with the Sacramento Kings, which includes naming rights to the basketball arena in which the team plays.

There are no other transactions involving Mr. Carlsen requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

For a description of the amendment to the employment arrangement entered into with Mr. Carlsen, please refer to the disclosure under Item 1.01 Entry into a Material Definitive Agreement above.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits

10.1                       Second Amendment to Employment Agreement effective September 10, 2015, by and among Mattress Firm Holding Corp., Mattress Holding Corp. and Kenneth E. Murphy III.

10.2                       First Amendment to Employment Agreement effective September 10, 2015, by and among Mattress Firm Holding Corp., Mattress Holding Corp. and Robert D. Killgore.

10.3                       First Amendment to Employment Agreement effective September 10, 2015, by and among Mattress Firm Holding Corp., Mattress Holding Corp. and Dale R. Carlsen.

99.1                       Press Release dated September 11, 2015.

99.2                       Press Release dated September 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: September 11, 2015	By:	/s/ Alex Weiss
Alex Weiss
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement effective September 10, 2015, by and among Mattress Firm Holding Corp., Mattress Holding Corp. and Kenneth E. Murphy III.
10.2	First Amendment to Employment Agreement effective September 10, 2015, by and among Mattress Firm Holding Corp., Mattress Holding Corp. and Robert D. Killgore.
10.3	First Amendment to Employment Agreement effective September 10, 2015, by and among Mattress Firm Holding Corp., Mattress Holding Corp. and Dale R. Carlsen.
99.1	Press Release dated September 11, 2015.
99.2	Press Release dated September 11, 2015.